Exhibit 10.3
WHITE ELECTRONIC DESIGNS CORPORATION
RULE 10b5-1 STOCK PURCHASE PLAN
          This Rule 10b5-1 Stock Purchase Plan, dated 6/21/06 (this “Plan”), is entered into by and between White Electronic Designs Corporation (the “Company”) and Needham & Company, Inc. (the “Broker”).
          WHEREAS, the Company desires to establish this Plan to purchase shares of its common stock (the “Stock”); and
          WHEREAS, the Company desires to engage the Broker to effect purchases of shares of Stock in accordance with this Plan;
          NOW, THEREFORE, the Company and the Broker agree as follows:
1.	The Company hereby appoints the Broker as Company’s agent to purchase shares of the Stock pursuant to the terms and conditions set forth below. Subject to such terms and conditions, the Broker hereby accepts such appointment. Purchases of Stock under this Plan shall be made in accordance with the following provisions:
(i)	During the Plan Period (as defined in Section 2 below), the Broker shall effect a purchase or purchases (each a “Purchase”), consistent with ordinary principles of best execution, of the Daily Purchase Amount (as defined below) for the account of the Company on each Purchase Day (as defined below) at the then-prevailing market prices; provided, however, that the Broker shall not purchase any shares of Stock pursuant to this Plan at a price of more than $5.50 per share (excluding any commissions, commission equivalents, mark-ups or differentials and other Purchase expenses) (the “Maximum Purchase Price”). The Broker shall effect Purchases of up to an aggregate number of shares of Stock equal to the Total Plan Shares (as defined below) pursuant to this Plan. Subject to the terms and conditions set forth in this Plan, the Broker shall have full discretion with respect to the execution of all purchases, and the Company acknowledges and agrees that the Company does not have, and shall not attempt to exercise, any influence over how, when or whether to effect such purchases of Stock under this Plan.

(ii)	A “Purchase Day” is each Trading Day (as defined below) during the Plan Period. A “Trading Day” is any day during the Plan Period that the Nasdaq Stock Market (the “Principal Market”) is open for business and the Stock trades regular way on the Principal Market.

(iii)	The “Total Plan Shares” equals a number of shares of Stock equal to the difference between 1,231,108 and the number of shares of Stock repurchased by the Company prior to the Effective Date (as defined in Section 2 below) (the “Previously Repurchased Shares”) pursuant to the stock repurchase program announced by the Company on June 20, 2006. On the third Trading Day prior to the Effective Date, the Broker shall provide a written request to the Company (the “Broker Request”) whereby the Broker requests from the Company the number of Previously Repurchased Shares. Promptly following the Effective Date, the Company shall respond to the Broker Request by notifying the Broker of the number of Previously Repurchased Shares.

(iv)	The “Daily Purchase Amount” for any Purchase Day shall be the lesser of (a) the maximum number of shares of Stock allowed to be purchased under Rule 10b-18 for such Purchase Day and (b) the number of shares of Stock provided for on the grid below opposite the per share price range that corresponds to the reported price of the opening reported market transaction in the Stock on such Purchase Day.

Reported Price of Opening Reported	Daily Purchase Amount
Market Transaction in the Stock	(number of shares)

If the price is equal to or below $5.50	Max. ADTV(1) shares

Note: (1) Average Daily Trade Volume
(v)	If, consistent with ordinary principles of best execution, as a result of market conditions or any legal, regulatory or self-regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Broker), the Broker cannot purchase the Daily Purchase Amount on any Purchase Day, then the Broker’s obligation to purchase Stock on such Purchase Day pursuant to this Plan shall be reduced for such Purchase Day to the number of shares that Broker determines in its reasonable discretion can be purchased on such Purchase Day, and Broker’s obligations with respect to such Purchase Day shall be deemed to have been satisfied.

(vi)	The Daily Purchase Amount and the Maximum Purchase Price, if applicable, shall be adjusted automatically on a proportionate basis to take into account any stock split, reverse stock split or stock dividend with respect to the Stock or any change in capitalization with respect to the Company or any similar event that occurs during the term of this Plan, as determined by the Broker in good faith and in a commercially reasonable manner.

(vi)	The Broker may not make block purchases pursuant to this Plan.
2.	Purchases under the Plan shall commence on the 90th day after the date hereof (the “Effective Date”) and shall terminate upon the first to occur of (such period, the “Plan Period”):
(i)	the date the Total Plan Shares to be purchased under this Plan have been purchased;

(ii)	the close of the Principal Market on the one year anniversary of the Effective Date (or the Modified Effective Date, if applicable);
(iii)	the date that the Broker determines (based on the advice of its counsel) that any Purchase effected pursuant to this Plan violates (or in the opinion of such counsel is reasonably likely to violate) any applicable law or regulation;

(iv)	one business day after the Broker receives written notice from the Company that the Company has elected to terminate this Plan (which termination may be for any reason);

(v)	the date that the Broker receives written notice from the Company of the occurrence of a Termination Event (as defined below).

“Termination Event” means: (A) a public announcement by the Company that it has entered into a merger agreement that provides for more than 25% of the voting power of the outstanding capital stock of the surviving or resulting corporation outstanding immediately after the effective date of such merger to be owned by persons other than the holders of the Company’s common stock outstanding immediately prior to such merger; (B) a public announcement by the Company that it has entered into an agreement providing for the sale of all or substantially all of the assets of the Company to a third party; (C) the date of commencement (as defined in Rule 13e-4(a)(4) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) by the Company of an issuer tender offer (as defined in Rule 13e-4(a)(2) under the Exchange Act) as a result of which any purchases of Stock outside of such tender offer would be prohibited pursuant to Rule 13e-4(f)(6) under the Exchange Act; (D) the date the Company files a registration statement with the Securities and Exchange Commission, other than a registration statement on Form S-8 or any equivalent successor form; or (E) the commencement of any voluntary or involuntary case or proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or similar law seeking the appointment of a trustee, receiver or other similar official, or the taking of any corporate action by the Company to authorize or commence the foregoing.

3.	(i)	It is the intent of the parties that this Plan comply with the requirements of Rule 10b5-1(c)(1)(i)(B) and Rule 10b-18 under the Exchange Act, and this Plan shall be interpreted to comply with the requirements thereof. The Company understands and acknowledges that this Plan is its Plan, that it has consulted its legal counsel with respect to the validity of this Plan, and that the Company is not relying on the Broker for advice regarding this Plan.

	(ii)	The Broker shall comply with the requirements of paragraphs (b)(2), (b)(3) and (b)(4) of Rule 10b-18 under the Exchange Act in connection with Purchases pursuant to this Plan. The Company and the Broker each agree not to take any action that would cause Purchases not to comply with Rule 10b-18, Rule 10b5-1 or Regulation M.
4.	On the date hereof, the Company represents, warrants and covenants to the Broker as follows:
(i)	The purchase of Stock pursuant to this Plan has been duly authorized by the Company, is consistent with the Company’s publicly announced Stock repurchase program and is not prohibited or restricted by any legal, regulatory or contractual restriction or undertaking binding on the Company.

(ii)	The Company is not aware of any material, nonpublic information with respect to the Company or securities of the Company (including the Stock).

(iii)	The Company is entering into this Plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 under the Exchange Act or other applicable securities laws.

(iv)	The Company shall not (i) enter into or alter any corresponding or hedging transaction or position with respect to the securities covered by this Plan or (ii) attempt to exercise any influence over how, when or whether the Broker effects purchases of Stock pursuant to this Plan.

(v)	The Company agrees that the Company shall not, directly or indirectly, communicate any material nonpublic information regarding the Stock or the Company to any employee of the Broker or its affiliates who the Company’s knows is involved, directly or indirectly, in executing purchases pursuant to this Plan at any time while this Plan is in effect. The Company instructs the Broker not to inform the Company prospectively of the timing, amount or price of any purchases under the Plan that broker intends to make.
5.	The Broker represents, warrants and covenants to the Company as follows:
(i)	The Broker agrees that, during the Plan Period no employee of the Broker or its affiliates executing Purchases pursuant to the Plan shall effect any direct or indirect communications with the Company, its officers or employees (except insofar as the Broker may be required to provide post-purchase notices to the Company).

(ii)	The Broker agrees that, during the Plan Period, no employee of the Broker or its affiliates executing Purchases pursuant to the Plan will effect any Purchases while such employee is aware of material non-public information about the Company.

(iii)	The Broker agrees to provide the Company with a written report of any Purchase made under the Plan no later than the next business day following the applicable Purchase Date, such written report to describe the terms of such Purchase, including the date of the Purchase, the number of shares of Stock purchased, and the exact price per share at which such shares of Stock were purchased.
6.	The Broker agrees to use its reasonable efforts, consistent with ordinary principles of best execution, to effect each Purchase pursuant to this Plan. The Company understands that from time to time the Broker may not be able to execute a Purchase under this Plan due to: (i) a market disruption (including a halt or suspension of trading imposed by a court, governmental agency or self-regulatory organization) or a banking moratorium; (ii) a legal, contractual or regulatory restriction or internal policy applicable to the Broker or its affiliates; or (iii) stock market rules governing order execution priority. If a Purchase cannot be executed as required by this Plan due to a market disruption, a legal, regulatory or contractual restriction or internal policy applicable to the Broker or any other event, such Purchase shall be cancelled and shall not be effected pursuant to this Plan.

7.	The Company shall pay to the Broker a commission of $0.03 per share of Stock purchased pursuant to this Plan. In accordance with the Broker’s customary procedures, the Broker will deposit shares of Stock purchased hereunder into an account established by the Broker for the Company against payment to the Broker of the purchase price therefore and commissions and other amounts in respect thereof payable pursuant to this Section. The Company will be notified of all transactions pursuant to customary trade confirmations.
8.	(i)	The Company shall, on the business day prior to the intended date of such purchase, notify the Broker of the intention on the part of any affiliated purchaser, as defined in Rule 10b-18, of the Company to purchase the Stock on any day if such purchase is to be effected otherwise than through the Broker pursuant to this Plan and the Broker shall refrain from purchasing any Stock hereunder on the day following receipt of such notice. The Company shall be solely responsible for any purchases made by the Broker as the Company’s agent prior to the Broker’s receipt of such written notice. Notwithstanding the foregoing, if the Broker receives such notice, the Broker may nevertheless be entitled to make, and the Company shall be solely responsible for, a Purchase hereunder pursuant to a bid made before such notice is received by the Broker. The Company shall be solely responsible for notifying the Broker of any purchases of the Stock by any affiliated purchaser, and, without limiting the generality of Section 10 hereof, the Company agrees to indemnify and hold harmless the Broker for any failure to so notify the Broker or any error in any such notification. The Company also acknowledges that any action that it takes that causes or influences any such affiliated purchaser to purchase the Stock may cause the Daily Purchase Amount to be reduced.

(ii)	At the time of the Company’s execution of this Plan, the Company has not entered into a similar plan with respect to the Stock. The Company agrees not to enter into any similar plan while this Plan remains in effect.

(iii)	Except as specifically contemplated hereby, the Company shall be solely responsible for compliance with all statutes, rules and regulations applicable to the Company and the transactions contemplated hereby, including, without limitation, reporting and filing requirements.
9.	Except as required by law, the Broker shall maintain in confidence the existence of this Plan and the terms and conditions of this Plan. The Broker acknowledges that the Company may make whatever public disclosures regarding this Plan as the Company deems appropriate at any time.

10.	The Broker covenants that (i) it has implemented policies and procedures to reasonably ensure that any person who has influence over investment decisions under this Plan, including, but not limited to, how, when or whether to effect a Purchase, will not be exposed to material, nonpublic information with respect to the Company or any of its securities, (ii) no Purchases will be made under this Plan by any person who is aware of material, nonpublic information with respect to the Company or any of its securities, and (iii) it will not seek advice from the Company with respect to the manner in which it effects Purchases under this Plan.

11.	The Company agrees to indemnify and hold harmless the Broker and its affiliates and their officers, directors, employees and representatives against any loss, claim, damage or liability, including reasonable legal fees and expenses, arising out of any action or proceeding relating to this Plan or any Purchase, except to the extent that any such loss, claim, damage or liability is determined in a binding settlement or in a non-appealable determination of a court of competent jurisdiction to be primarily the result of the Broker’s or the indemnified person’s gross negligence or willful misconduct or as a result of the Broker’s breach of the terms or conditions of this Plan.
12.	(i)	All notices to the Broker under this Plan will be delivered to the Broker’s compliance office by telephone at 800-643-3199 ext. 364 or by facsimile at 212-371-8702, in either case provided that a confirmatory copy is delivered to the address below by a reputable overnight courier guaranteeing next business day delivery, or by certified mail to the address below:
Needham & Company, Inc.
445 Park Avenue
New York, NY 10022-2602
Attn: James Abbruzzese

(ii)	All notices to the Company under this Plan will be delivered to the attention of the Chief Executive Officer either (i) by facsimile at 602-437-1371 followed by telephonic confirmation at 602-437-1520, x.102 or (ii) by a reputable overnight courier guaranteeing next business day delivery or by certified mail to the address below:
White Electronic Designs Corporation
3601 East University
Phoenix, AZ 85034-7254
Attn: Chief Executive Officer
13.	This Plan shall be governed by and construed in accordance with the laws of the State of New York and may be modified or amended only by a writing signed by the Company and the Broker.

14.	This Plan may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

15.	If any provision of this Plan is or becomes inconsistent with any applicable present or future law, rule or regulation, that provision will be deemed modified or, if necessary, rescinded in order to comply with the relevant law, rule or regulation. All other provisions of this Plan will continue and remain in full force and effect.

16.	The Company reserves the right to modify this Plan at will. The Company agrees that any such modification(s) must be in writing and will not take effect until the first day the trading window opens after public announcement of the Company’s financial results for the current quarter, or 90 days after such modification(s) is/are adopted, whichever is later (the “Modified Effective Date”). The Company understands that at the time it adopts any modification(s) to this Plan, it must affirm that neither the Company nor any of its officers, directors, employees or affiliates are in possession of any material, nonpublic information regarding the Company. During any period between the adoption of modification(s) to the Plan and the Modified Effective Date, the unmodified Plan will remain in effect.

17.	The Company reserves the right to terminate this Plan at will. If the Company terminates this Plan and subsequently adopts a new written trading plan complying with Rule 10b5-1(c), the Company agrees that (i) such new trading plan will not become effective until the first day the trading window opens after public announcement of the Company’s financial results for the current quarter, or 90 days after such new trading plan is adopted, whichever is later, and (ii) on the date that the Company adopts such new trading plan, it must affirm that neither the Company nor any of its officers, directors, employees or affiliates are in possession of any material, nonpublic information regarding the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have signed this Plan as of the date first written above.

White Electronic Designs Corporation

/s/ Hamid R. Shokrgozar

Name:	Hamid R. Shokrgozar
Title:	President & CEO

Needham & Company, Inc.

/s/ Colleen Holmes

Name:	Colleen Holmes
Title:	Associate